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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 --------------

                               TS&B HOLDINGS, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Utah                                           75-2337459
 -------------------------------                        -------------------
 (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                        Identification No.)


5703 Red Bug Lake Road, #226, Winter Springs, Florida         32708
-----------------------------------------------------        -------
      (Address of principal executive offices)              (Zip Code)


                                 (407) 992-6573
                           ---------------------------
                           (Issuer's telephone number)


               CONSULTING SERVICES CONTRACT WITH TIMOTHY C. ELLIS
                              (Full Title of Plan)

                                 --------------

                                ROY Y. SALISBURY
                             Chief Executive Officer
           5703 Red Bug Lake Road, #226, Winter Springs, Florida 32708
                     (Name and Address of agent for service)

                                 (407) 992-6573
          -------------------------------------------------------------
          (Telephone Number, including area code, of agent for service)


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


-------------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------

                                            PROPOSED                PROPOSED
                                            MAXIMUM                 MAXIMUM
                                            OFFERING                AGGREGATE             AMOUNT OF
TITLE OF SECURITIES    AMOUNT TO BE         PRICE                   OFFERING              REGISTRATION
TO BE REGISTERED       REGISTERED (1)       PER UNIT                PRICE                 FEE (2)
===================================================================================================================
Common Stock,         166,000 shares         $0.80                  $132,800              $55.00
par value
$0.001 per share
===================================================================================================================

(1) This Registration Statement relates to 166,000 shares of the Registrant's Common Stock, par value $.001 per share, to be issued upon conversion of certain warrants granted pursuant to the terms of the Consulting Services Contract with Timothy C. Ellis.
(2) Pursuant to Rule 457 of the Securities Act of 1933 (the "Securities Act"), the registration fee is calculated on the basis of the average of the bid and ask prices for the Common Stock as quoted on the Over-the-Counter Bulletin Board on November 27, 2001, $0.80.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are incorporated herein by reference.

ITEM 1. PLAN INFORMATION

The information required to be provided pursuant to this Item to the individual participant, Timothy C. Ellis, is set forth in the consulting services contract with Timothy C. Ellis, dated November 26, 2001 (the "Consulting Services Contract"). See Exhibit 4.1.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION Written

statement required to be provided to participants pursuant to this Item 2:

We will provide without charge to each participant in the Consulting Services Contracts, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Registration Statement. Requests may be forwarded to TS&B Holdings, Inc., Roy Y. Salisbury, CEO, 5703 Red Bug Lake Road, #226, Winter Springs, Florida, 32708,
Phone: 407-992-6573.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of the following documents filed by TS&B HOLDINGS, INC., formerly Ammonia Hold, Inc., a Utah corporation ("TSBB" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated into this registration statement ("Registration Statement") by reference:

(i) Registrant's Registration Statement on Form SB-2 filed pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), dated June 24, 1997; and

(ii) Registrant's annual reports on Form 10-KSB for the fiscal years ended June 30, 2001 and June 30, 2000

(iii) Registrant's quarterly reports on Form 10-QSB for the quarters ended September 30, 2001, March 31, 2001, December 31, 2000, September 30, 2000, March 31, 2000 and December 31, 1999.

(iv) Registrant's current reports on Form 8-K filed November 2, 1999, July 6, 2001 and October 26, 2001.

All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which registers all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. We will provide without charge to each participant in the written compensation contracts, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 4. DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the authorization and issuance of the Common Stock will be passed upon by Thomas Sawyer, Attorney, 316 Main Street, Suite L, Humble, Texas, 77338.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Articles of Incorporation contain provisions for indemnification of the officers and directors; in addition, Utah law provides for indemnification of directors and officers as follows:

16-10a-902 AUTHORITY TO INDEMNIFY DIRECTORS.

         (1) Except as provided in Subsection (4), a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if:

                  (a)  his conduct was in good faith; and

                  (b) he reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and

                  (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         (2) A director's conduct with respect to any employee benefit plan for a purpose he reasonably believed to be in or not opposed to the interests of the participants in and beneficiaries of the plan is of a conduct that satisfies the requirement of Subsection (1)(b).

         (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

         (4)  A corporation may not indemnify a director under this section:

                  (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                  (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

         (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

16-10a-903 MANDATORY INDEMNIFICATION OF DIRECTORS.

         Unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.

16-10a-907 INDEMNIFICATION OF OFFICERS, EMPLOYEES, FIDUCIARIES, AND AGENTS.

         Unless a corporation's articles of incorporation provide otherwise:

         (1) an officer of the corporation is entitled to mandatory indemnification under Section 16-10a-903, and is entitled to apply for court-ordered indemnification under Section 16-10a-905, in each case to the same extent as a director;

         (2) the corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

         (3) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

16-10a-908 INSURANCE.

         A corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify him against the same liability under Sections 16-10a-902, 16-10a-903, or 16-10a-907. Insurance may be procured from any insurance company designated by the board of directors, whether the insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

16-10a-909 LIMITATIONS OF INDEMNIFICATION OF DIRECTORS.

         (1) A provision treating a corporation's indemnification of, or advance for expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract (except an insurance policy) or otherwise, is valid only if and to the extent the provision is not inconsistent with this part. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

         (2) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with the director's appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent to the proceeding.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.  EXHIBITS

Exhibit No        Description of Exhibits
----------        -----------------------
3.1               Certificate of Incorporation of the Company (filed as
                  Exhibit 3.1 to the Company's Registration Statement on
                  Form SB-2 as filed with the Commission on June 24, 1997).

3.2 Bylaws of the Company (filed as Exhibit 3.2 to the Company's Registration Statement on Form SB-2 as filed with the Commission on June 24, 1997).

4.1 Consulting Services Contract dated November 26, 2001 between TS&B Holdings, Inc. and Timothy C. Ellis (filed herewith).

5.1               Opinion of Thomas Sawyer, Attorney at Law. (filed herewith).

6.1 Consent of Crouch, Bierwolf & Associates, Certified Public Accountants (filed herewith).

6.2               Consent of Thomas Sawyer. (Included in Exhibit 5.1).

ITEM 9. UNDERTAKINGS

(a)  UNDERTAKING TO UPDATE

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange

Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  UNDERTAKING WITH RESPECT TO DOCUMENTS INCORPORATED BY REFERENCE

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c)  UNDERTAKING WITH RESPECT TO INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Winter Springs, State of Florida, on this 30th day of November, 2001.


TS&B Holdings, Inc.
By:  /s/ Roy Y. Salisbury

ROY Y. SALISBURY,
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 30th day of November, 2001.


SIGNATURE                            TITLE
---------                            -----
By: /s/ Roy Y. Salisbury         Chief Executive Officer
    -----------------------------
    ROY Y. SALISBURY,



By: /s/ Scott R. Neils               Chief Financial Officer
    ------------------------------   (Principal Accounting
    SCOTT R. NEILS,                  Officer)

                                INDEX TO EXHIBITS







Exhibit No.     Description of Exhibits
-----------     -----------------------
3.1             Certificate of Incorporation of the Company (filed as
                Exhibit 3.1 to the Company's Registration Statement on
                Form SB-2 as filed with the Commission on June 24, 1997).

3.2 Bylaws of the Company (filed as Exhibit 3.2 to the Company's Registration Statement on Form SB-2 as filed with the Commission on June 24, 1997).

4.1 Consulting Services Contract dated November 27, 2001 between TS&B Holdings, Inc. and Timothy C. Ellis (filed herewith).

5.1             Opinion of Thomas Sawyer, Attorney at Law. (filed herewith).

6.1 Consent of Crouch, Bierwolf & Associates, Certified Public Accountants (filed herewith).

6.2             Consent of Thomas Sawyer. (Included in Exhibit 5.1).